As filed with the Securities and Exchange Commission on July 21, 2000

                                                     Registration No.  333-40606
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            HEMAGEN DIAGNOSTICS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                              34-40 Bear Hill Road
                          Waltham, Massachusetts 02451
    Delaware                  (781) 890-3766                        04-2869857
-----------------         -----------------------------           --------------
 (State or other          (Address, including zip code,           (IRS Employer
  jurisdiction of           and telephone number,                 Identification
 incorporation or            including area code,                     Number)
  organization)            of registrant's principal
                               executive offices)

                              Gary P. Kreider, Esq.
                       Keating, Muething & Klekamp, P.L.L.
                           14th Floor, Provident Tower
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-6411
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of the proposed sale to the public: From time to time after the effective date of the Registration Statement except that the sale of shares in exercise of the warrants will commence April 30, 2001.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE
================================================================================
                    Amount        Proposed         Proposed          Amount of
Title of Shares      to be    Maximum Aggregate Maximum Aggregate  Registration
to be Registered  Registered   Price Per Unit    Offering Price        Fee
----------------  ----------  ----------------- -----------------  -------------
Common Stock(2)   7,069,172      $1.625(1)       $11,487,404          $3,033
Warrants to
Purchase Common
Stock(3)          2,601,800      $1.34           $ 3,486,412           $  921
--------------------------------------------------------------------------------
Total                                                                  $3,954(4)
--------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.
(2) Includes 1,309,872 shares of Common Stock held by the selling securityholders named herein; 3,157,500 shares of Common Stock which may be acquired by the selling securityholders upon conversion of the Company's 8% Senior Subordinated Secured Convertible Notes; and 2,601,800 shares of Common Stock acquirable upon the exercise of warrants issued to the selling securityholders.
(3) The warrants to purchase common stock are not exercisable until the first anniversary of their date of original issuance.
(4) A total of $4,530 was paid with the initial filing. No additional filing fee is included with the filing of this Amendment No. 1.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

PROSPECTUS

                            Hemagen Diagnostics, Inc.

     This Prospectus covers the following transactions and securities:

     o    Sales by the selling securityholders named in this Prospectus of:

          o Up to 2,601,800 common stock purchase warrants each exercisable for one share at an exercise price of $2.75 per share.

          o Up to 7,069,172 shares of common stock. Of these shares, 2,601,800 will be issued by Hemagen upon exercise of warrants and up to 3,157,500 will be issued upon conversion of our 8% Senior Subordinated Secured Convertible Notes. The warrants are not exercisable until the first anniversary of their date of original issuance.

     o Exercise of warrants for the purchase of 2,601,800 shares of our common stock for $2.75 per share.

     We will not receive any proceeds from sales by the selling securityholders. We will receive all of the net proceeds from the exercise of the warrants.

     Our common stock is traded in the Nasdaq SmallCap Market and on the Boston Stock Exchange under the symbols "HMGN" and "HGN", respectively. The warrants are not currently traded, but Hemagen intends to list the Warrants on the Nasdaq SmallCap Market. On July __, 2000 the last reported sale price of Hemagen's common stock was $___.

     The securities offered pursuant to this Prospectus involve a high degree of risk. See "Risk Factors" beginning at page 3.

     Neither the Securities and Exchange Commission or any state securities commission has approved or disapproved of these securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.





                  The date of this Prospectus is July __, 2000

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them. This prospectus incorporates important business and financial information about Hemagen which is not included in or delivered with this Prospectus. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference:

     o Our Annual Report on Form 10-KSB for the fiscal year ended September 30, 1999, as amended;

     o Our Quarterly Reports on Form 10-QSB for the fiscal quarter ended December 31, 1999 and March 31, 2000;

     o    Our Current Report on Form 8-K dated April 20, 2000; and

     o Any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities

     We also incorporate by reference our Registration Statement on Form 8-A filed on February 2, 1993, registering our common stock under Section 12 of the Exchange Act, which describes our common stock.

     You may obtain a copy of these filings, without charge, by writing or telephoning us at the following address:

                       William P. Hales
                       President
                       Hemagen Diagnostics, Inc.
                       34-40 Bear Hill Road
                       Waltham, Massachusetts 02451
                       (781) 890-3766

     You should rely only on the information incorporated by reference or provided in this Prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of those documents.

     Certain statements contained in this Prospectus and in reports that we file with the SEC that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors including, without limitation, those contained in this Risk Factors section, which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

                                  RISK FACTORS

     An investment in the securities offered under this Prospectus involves a high degree of risk. The following risk factors, in addition to the other information contained in this Prospectus, should be considered carefully in evaluating us and our business.

The Report of Our Independent Accountants States That There Is Substantial Doubt as to Our Ability to Continue as a Going Concern.

     Our accountants' report for the fiscal year ended September 30, 1999 expressed a substantial doubt about the ability of Hemagen to continue as a going concern. In making this statement the accountants noted the loss of $5,160,355 incurred by Hemagen in fiscal 1999 and a substantial decrease in its working capital during fiscal 1999.

Because Our Stock Price May Be Volatile, the Shares of Common Stock You Purchase May Lose Their Value Rapidly

     The market price of our common stock has been, and may continue to be, highly volatile. This price has ranged between $0.81 and $6.00 in the fifty-two week period ending July 14, 2000. The stock market has from time to time experienced extreme price and volume fluctuations, particularly in the biotechnology sector, which have often been unrelated to the operating performance of particular companies. Factors such as announcements of technological innovations or new products by our competitors or disappointing results by third parties, as well as market conditions in our industry, may significantly impact the market price of our common stock.

Potential Sales of Common Stock

     We have issued 1,840,772 shares of common stock since September 30, 1999 when we had 7,751,890 shares outstanding. We are also committed to issue up to 10,863,695 additional shares if all outstanding convertible notes, warrants and options are converted or exercised. All of these shares will be registered and available for public sale by their holder. Depending on market conditions, the sale of significant amounts of such stock into the market could adversely affect market prices for our stock.

We Need Additional Financing

     We had cash and cash equivalents on hand of $392,554 at March 31, 2000. We may require additional funds to finance our planned operations for fiscal 2000. If we are unable to raise additional equity and/or borrow additional funds, we may not be able to execute our business plan and continue operations.

Our Industry is Highly Competitive

     We operate in the highly competitive clinical diagnostics field. We have historically focused on niche markets, which we believe offer significant growth potential and limited competition. However, we compete, and will compete in the future, with numerous other companies, many of which have substantially greater financial, technical and managerial resources than we do.

We May Lose Our Proprietary Rights

     We protect our proprietary technology primarily as trade secrets rather than by relying on patents, either because patent protection is not possible or because, in our opinion, patent protection would be less effective than maintaining secrecy. Also, we rely on confidentiality agreements with our employees. Our efforts to maintain secrecy through confidentiality agreements and trade secret protection may be unsuccessful.

If We Are Unable to Retain Our Key Personnel, We May Be Unable to Achieve Our Developmental Objectives

     Our success depends, in large part, upon our ability to attract and retain a highly qualified scientific and management team. The loss of key personnel or the failure to recruit the necessary additional personnel needed for a qualified team might impede the achievement of our objectives. We face competition for qualified personnel from other companies, research and academic institutions, government entities and other organizations. We may not be successful in hiring or retaining qualified scientific or management personnel on acceptable terms, given the competition among numerous diagnostics companies.

If We Are Sued for Product Related Liabilities, the Cost Could Be Prohibitive to Us

         The testing, marketing and sale of human healthcare products entail an inherent exposure to product liability, and third parties may successfully assert product liability claims against us. Although we currently have insurance covering our products, we may not be able to maintain this insurance at acceptable costs in the future, if at all. In addition, our insurance may not be sufficient to cover large claims. Significant product liability claims could result in large and unexpected expenses as well as a costly distraction of management resources and potential negative publicity and reduced demand for our product.

Our Activities Involve the Use of Hazardous Materials, and We May Be Held Liable for Any Accidental Injury from These Hazardous Materials

     Our research and development activities involve the controlled use of hazardous materials, including radioactive compounds. Although we believe that our safety procedures for handling and disposing of our hazardous materials comply with the standards prescribed by federal, state and local laws and regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of an accident, we could be held liable for damages that result and significant and unexpected costs including costs relating to liabilities and clean-up, costs from increased insurance premiums or liability to obtain adequate insurance at a reasonable price and costs from loss of operations during clean-up.

We are Subject to Extensive Government Regulation

     Our manufacturing and marketing of diagnostic test kits are subject to government regulation in the United States and the other countries where we market our products. The process of requesting and obtaining regulatory approvals involves lengthy and detailed laboratory and clinical testing, and other costly and time-consuming procedures. The extent of governmental regulation which may arise from future legislative or administrative action cannot be predicted.

Our Common Stock May Be Delisted from the Nasdaq Small Cap Market, Which Would Make it More Difficult for You to Sell Shares

     Our common stock is listed on the Nasdaq SmallCap Market. In order to continue to be listed on Nasdaq, however, we must comply with certain maintenance standards. In the event of a delisting, an investor could find it more difficult to dispose of or to obtain accurate quotations as to the market value of our common stock.

     In addition, if our common stock were to become delisted from trading on Nasdaq, our common stock could be considered a penny stock. SEC regulations generally define a penny stock to be an equity security that is not listed on Nasdaq or a national securities exchange and that has a market value of less than $5.00 per share, subject to certain exceptions. The SEC regulations impose strict requirements on broker-dealers executing transactions in penny stocks. If our common stock is no longer traded on Nasdaq and becomes subject to the regulations applicable to penny stocks, investors may find it more difficult to obtain timely and accurate quotes and execute trades in our common stock.

No Market Has Developed for the Warrants

     The Warrants are not currently traded, but we intend to list the Warrants on the Nasdaq SmallCap Market. There can be no assurance, however, that a market for the warrants will develop or continue.

We Have Not Paid, and Do Not Expect to Pay, Dividends on Our Common Stock

     We have not paid dividends on our common stock since our inception and do not intend to pay any dividends to our stockholders in the foreseeable future. We intend to reinvest any earnings in the development and expansion of our business.

                                   THE COMPANY

     We are a biotechnology company which develops, manufactures, and markets medical diagnostic test kits used to aid in the diagnosis of certain autoimmune and infectious diseases. In the United States, we sell our products directly to physicians, veterinarians, clinical laboratories and blood banks and on a private-label basis through multinational distributors of medical supplies. Internationally, we sell our products primarily through distributors. We also manufacture and sell a FDA-cleared clinical chemistry analyzer ("The Analyst") used to measure important constituents in human and animal blood. We sell The Analyst through distributors servicing both the physician's office laboratory and veterinary markets.

     We are a Delaware corporation. Our executive offices are located at 34-40 Bear Hill Road, Waltham, Massachusetts 02451; telephone number (781) 890-3766.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of warrants or common stock by the selling securityholders. We will receive $7,154,950 if all of the warrants are exercised. We will utilize these proceeds as received for general working capital purposes.

                             DESCRIPTION OF WARRANTS

Exercise Price and Terms

     The registered holder of each warrant is entitled to purchase one share of common stock at an exercise price of $2.75 at any time on or after April 30, 2001 (the first anniversary of the date of original issuance) until April 30, 2002, subject to adjustment as provided below.

     The holder of any warrant may exercise such warrant by surrendering the certificate representing the warrant to our Transfer and Warrant Agent, with the subscription on the reverse side of such certificate properly completed and executed, together with payment of the exercise price. The warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the warrants on April 30, 2002. No fractional shares will be issued upon the exercise of the warrants.

Adjustments

     The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications on or of the common stock. Additionally, an adjustment would be made in the case of a reclassification or exchange of common stock, consolidation or merger of Hemagen with or into another corporation or sale of all or substantially all of the assets of Hemagen in order to enable holders of warrants to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares that might otherwise have been purchased upon the exercise of the warrant. No adjustments will be made unless such adjustment would require an increase or decrease of at least $0.10 or more in such exercise price. No adjustment to the exercise price of the shares subject to the warrants will be made for dividends (other than stock dividends), if any, paid on the common stock or for securities issued pursuant to exercise of the warrants.

Transfer, Exchange and Exercise

     The warrants may be presented to the Transfer and Warrant Agent for transfer or exchange at any time at or before the close of business on April 30, 2002. The warrants may also be presented for exercise at any time on or after April 30, 2001 and before the close of business on April 30, 2002. At the close of business on April 30, 2002, the warrants become wholly void and of no value.

     After the warrants have been registered, and if a market for the warrants develops, the holder may sell the warrants publicly.

Call of Warrants

     Hemagen may call the warrants for $0.10 per warrant at any time after April 30, 2001 provided that the closing bid of our common stock has exceeded $4.25 for ten consecutive business days. We will give holders of warrants at least 30 and no more than 60 days' written notice of the date on which the warrants will be called. During such period, the warrants may be exercised in the manner set forth above. After the date the warrants are called and before they expire, any outstanding warrants will represent the right to receive $0.10.

Transfer and Warrant Agent

     We have appointed Continental Stock Transfer & Trust Company of New York, New York, the transfer agent for our common stock, as our Transfer and Warrant Agent.

                             SELLING SECURITYHOLDERS

     We issued a total of $6,315,000 in units during April and May, 2000. These units consisted of $6,315,000 principal amount of 8% Senior Subordinated Secured Convertible Notes due 2005, 1,184,072 shares of our common stock and 2,526,000 warrants to purchase 2,526,000 shares of our common stock. We issued the units in a private placement.

     Securities offered for sale by selling securityholders under this prospectus consist of warrants, common stock purchased in the private placement and common stock issuable upon conversion of the convertible notes and upon exercise of the warrants. The securities offered under this prospectus also include shares of common stock, warrants and shares of common stock issuable upon exercise of the warrants acquired by Jesup & Lamont Securities Corporation, our placement agent for the private placement, as a placement fee.

     Listed below are the names of the purchasers (excluding our officers, directors and affiliates) in the private placement and the number of warrants and shares of common stock which may be sold by each purchaser. The number of shares of common stock which may be sold by each purchaser includes the shares issued as part of the units and the maximum number of shares acquirable upon conversion of the Notes and upon exercise of the warrants. Also listed below are the shares of common stock offered by Jesup & Lamont Securities Corporation.

                                         Maximum Number of     Number of
          Name                           Shares Offered(1)   Warrants Offered
---------------------------------------  -----------------   ----------------
Deutsche Bank Securities, Inc.                 815,625            300,000
Strong River Investments, Inc.                 543,750            200,000
Arthur E. Engel Trust Dtd. 5/5/88              543,750            200,000
Howard F. Curd                                 435,000            160,000
KCID Industries, Inc.                          358,875            132,000
C.V. Anderson, Jr.                             271,875            100,000
BNC Bach International, Ltd.                   271,875            100,000
Thomas E. Hales                                271,875            100,000
The Aysseh Family LLC                          271,875            100,000
Carol J. Hochman, Trustee
for Richard Hochman Defined
Benefit Plan                                   217,500             80,000
The Seiler Family Trust
Dated 6/27/95 Robert J. Seiler
Trustee                                        217,500             80,000
Barry S. Nussbaum                              217,500             80,000
Jesup & Lamont Securities Corporation          201,600             75,800
Howard R. Curd                                 163,125             60,000
Dennis Galgano                                 163,125             60,000
Wayne Saker                                    163,125             60,000
Maria Molinsky                                 108,750             40,000
Charles Schwab & Co., Inc.
FBO Richard H. Hochman SEP
IRA DTA 3/31/98 UTA Charles
Schwab & Co., Inc.                             108,750             40,000
The Daniel Conners Trust                       108,750             40,000
Howard Ross                                     54,375             20,000
Stifel Nicolaus & Co.
F/B/O Peter D. Wierenga                         54,375             20,000
Eileen Sena - IRA                               54,375             20,000
Allan Zavaro                                    54,375             20,000
Richard H. Hein Trust Dtd 6/12/95               54,375             20,000
A.F. Lehmkuhl                                   54,375             20,000
Richard H. Hochman                              54,375             20,000
Stifel Nicolaus & Co. F/B/O
NorDruk Partners Inv. Co.                       54,375             20,000
Limited Partners
David Rozinov                                   43,500             16,000
Jonathan S. Thurm                               40,781             15,000
Eric Hackel                                     40,781             15,000
John A. Ericsson                                27,188             10,000

                                         Maximum Number of     Number of
          Name                           Shares Offered(1)   Warrants Offered
---------------------------------------  -----------------   ----------------
Craig Petrassi                                  27,188             10,000
Joseph Kendelski                                27,188             10,000
Peter Stern                                     27,188             10,000
Stifel Nicolaus & Co.
F/B/O Gary R. Raiser, TTEE                      27,188             10,000
Robert B. Hasloecher                            27,188             10,000
Robert Chamow                                   27,188             10,000
Herman Glasser                                  27,188             10,000
KDP Enterprises                                 27,188             10,000
Ari Soshtain                                    27,188             10,000
James Wiley & Judith Wiley                      27,188             10,000
Gilad Ottensoser                                27,188             10,000
Irwin Gruverman                                 27,188             10,000
Jerome Toder & Mildred Toder, JTWROS            27,188             10,000
Trade Sources International                     27,188             10,000
Ari Pearl                                       27,188             10,000
Charles Goodin                                  27,188             10,000
Stifel Nicolaus & Co. F/B/O
Paul Drueke & Mary Jo Drueke                    27,188             10,000
Ran Furman                                      27,188             10,000
Ralph Mandarino                                 27,188             10,000
Joan L. Morgen                                  10,875              4,000
Jacqueline Waterman                             10,875              4,000

(1) Consists of common stock purchased in the private placement, the maximum number of shares of common stock issuable upon conversion of the convertible notes (with reference to the minimum conversion price) and shares of common stock which may be acquired upon exercise of the Warrants. Listed below is information regarding shares and warrants offered by our officers, directors and affiliates that purchased units in the offering:

                                                       Percent       Percent
                                                      of Shares     of Shares
                      No. of     Maximum             Beneficially  Beneficially
                      Shares      No. of    No. of    Owned          Owned
                      Before      Shares   Warrants   Before         After
      Name          Offering(1) Offered(2)  Offered  Offering(3)   Offering(4)
-----------------   ----------- ---------  --------  -----------  --------------
Redwood Holdings,
 Inc.(5)            1,065,203     271,875  100,000      9.6%        7.1%
William P. Hales      689,700     217,500   80,000      6.0%        4.0%
-----------

(1) Includes shares issued as part of the units and the maximum number of shares acquirable upon conversion of the convertible notes and upon exercise of the warrants. Also includes shares beneficially owned before the offering. For Redwood Holdings, share numbers include 149,602 warrants to purchase common stock and exclude 866,007 options to purchase common stock which do not become exercisable until March 2001. For Mr. Hales, share numbers include 159,500 warrants to purchase common stock and exclude 866,007 options to purchase common stock which do not become exercisable until March 2001.

(2) Consists of common stock purchased in the private placement, the maximum number of shares of common stock issuable upon conversion of the convertible notes (with reference to the minimum conversion price) and shares of common stock which may be acquired upon exercise of the Warrants.

(3)  Percentages   beneficially   owned  before  the  offering   include  shares
     obtainable upon conversion of convertible notes at the initial conversion price of $2.50 and exclude shares obtainable upon exercise of Warrants.

(4)  Assumes sale of maximum number of shares offered.

(5) The sole shareholder of Redwood Holdings, Inc. is an employee stock ownership plan whose principal participants are Jerry L. Ruyan, Thomas A. Donelan and Christopher P. Hendy, each of whom is an officer and director of Hemagen.



                              PLAN OF DISTRIBUTION

     To the extent described in this Prospectus, we are registering the securities offered hereby on behalf of the selling securityholders. We are also offering shares of our common stock to the holders of our warrants as described in this prospectus. The selling securityholders may sell or transfer all or a portion of the securities offered hereby from time to time to third parties directly or by or through brokers, dealers, agents or underwriters, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or from purchasers of the securities for whom they may act as agent. However, we are not aware that any selling securityholders have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sales or transfers of securities by the selling securityholders. Sales and transfers of the securities may be effected from time to time in one or more transactions, with respect to the common stock, on the Nasdaq SmallCap Market and the Boston Stock Exchange, in the over-the-counter market, in negotiated transactions or otherwise, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at negotiated prices, or without consideration, through put or call options transactions relating to the securities, through short sales of securities or a combination of such methods of sale, or by any other legally available means.

     The term, "selling securityholders" includes donees, pledgees and assignees in interest selling securities from the named selling securityholders after the date of this prospectus. Any or all of the securities may be sold or transferred from time to time by the selling securityholders by means of:

     o a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers;
     o    through the writing of options on the common stock;
     o pledges as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder;
     o    gifts, donations and contributions; and
     o    any other legally available means.

     The aggregate net proceeds to the selling securityholders from the sale of the securities will be the purchase price of such securities less any commissions.

     In order to comply with the securities laws of certain states, if applicable, the securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The selling securityholders and any brokers, dealers, agents or underwriters that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of Section 2(11) of the
Securities Act of 1933, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling securityholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act of 1933, which may include delivery through the facilities of the Nasdaq National Market. Additionally, the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to sales by the selling securityholders in the market.

     No underwriter, broker, dealer or agent has been engaged by us in connection with the distribution of the securities registered herein.

     Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. There is no assurance that the selling securityholders will sell any of the securities. The selling securityholders may transfer, devise or gift securities by other means not described herein.

     We will pay all of the expenses incident to the registration of the securities, other than underwriting discounts and selling commissions, if any.

     The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of securities against certain liabilities, including liabilities under the Securities Act of 1933.

     If we are notified by selling securityholders that any material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933. The supplement will disclose:

     o the name of each such selling securityholders and of the participating broker-dealer(s);
     o    the number of securities involved;
     o    the price at which such securities will be sold;
     o the commissions to be paid or discounts or concessions to be allowed to such broker-dealer(s), where applicable;
     o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and
     o    other facts material to the transaction.

     A supplement to this prospectus will be filed if we are notified by the selling securityholders that a donee or pledgee intends to sell more than 500 of any of the securities.

                                  LEGAL MATTERS

         The legality of the securities offered hereby will be passed upon for Hemagen by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio.

                                     EXPERTS

     The financial statements incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  MISCELLANEOUS

     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates or an offer to sell or a solicitation of an offer to buy such securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Hemagen since the date of this prospectus or that the information in this prospectus is correct as of any time subsequent to its date.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.   Other Expenses of Issuance and Distribution.

     The following is a list of estimated expenses in connection with the issuance and distribution of the securities being registered, with the exception of underwriting discounts and commissions:

         Registration fee ................................            $ 4,530.00
         Printing costs...................................                500.00
         Legal fees and expenses..........................              7,500.00
         Accounting fees and expenses.....................              1,500.00
         Blue sky fees and expenses.......................                500.00
         Miscellaneous....................................                100.00
                                                                      ----------
         Total............................................            $14,630.00

     All of the above expenses other than the registration fee are estimates. All of the above expenses will be paid by the registrant.

Item 15.  Indemnification of Directors and Officers.

     Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by securityholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was deemed illegal or obtaining an improper personal benefit. The Registrant's Certificate of Incorporation includes the following language:

          "To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its Securityholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its Securityholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
          (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

     Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Registrant, and, with respect to any criminal action, in which he had reasonable cause to believe his conduct was lawful. The Bylaws of the Registrant include the following provision:

         "Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees," who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person, or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful."

Item 16.   Exhibits.

           Exhibit No.                      Description
           -----------  --------------------------------------------------------
             4.1*       Form of Warrant
             4.2*       Form of 8% Senior Subordinated Secured Convertible Note
              5*        Opinion regarding Legality
             23.1*      Consent of Independent Certified Public Accountants

             23.2*      Consent of Counsel (contained in Exhibit 5)
              24*       Power of Attorney (contained on the signature page)

--------------------
*Previously filed

Item 17.  Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 15 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from Registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, State of Massachusetts, on July 20, 2000.

                                           HEMAGEN DIAGNOSTICS, INC.


                                           BY:/s/Jerry L. Ruyan
                                              --------------------------------
                                               Jerry L. Ruyan, Chairman and
                                               Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                        Capacity                    Date
-----------------------------     ---------------------------    ---------------

/s/Jerry L. Ruyan
-----------------------------     Chairman of the Board,          July 20, 2000
Jerry L. Ruyan                    Chief Executive Officer
                                  and Director (Principal
                                  Executive Officer)


/s/William P. Hales
-----------------------------     President, Treasurer            July 20, 2000
William P. Hales                  and Director


-----------------------------     Secretary and Director          July __, 2000
*Thomas A. Donelan


/s/Deborah F. Ricci
-----------------------------     Chief Financial Officer         July 20, 2000
Deborah F. Ricci                  (Principal Accounting
                                  Officer and Principal
                                  Financial Officer)


-----------------------------     Director                        July __, 2000
*Alan S. Cohen

-----------------------------     Director                        July __, 2000
*Ricardo M. de Oliveira


-----------------------------     Director                        July __, 2000
*Christopher P. Hendy


*By:/s/William P. Hales           Attorney-in-Fact                July 20, 2000
    -------------------------
       William P. Hales